                                                               Exhibit 2.11C


                  AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

     AMENDMENT NO. 2, dated as of January 23, 1998, by and among IWC Acquisition Corporation, a Delaware corporation ("Acquisition Corp."), International Wireless Communications Holdings, Inc., a Delaware corporation ("Parent"), and Radio Movil Digital Americas, Inc., a Delaware corporation (the "Company"), to the Agreement and Plan of Merger, dated as of November 22, 1997, as amended (the "Merger Agreement"), by and among Parent and the Company (this "Agreement").

     Parent, Acquisition Corp. and the Company agree as follows:

     1. By this Agreement, Acquisition Corp. is hereby an additional party to the Merger Agreement subject to the provisions thereunder and to the obligations created thereunder. Acquisition Corp. is the wholly owned subsidiary of Parent referred to as "Sub" in the Merger Agreement and shall, upon the terms and subject to the conditions of the Merger Agreement, be merged with and into the Company. By executing this Agreement, Acquisition Corp. shall be deemed to have executed and delivered the Merger Agreement.

     2. Except as explicitly set forth herein, the Merger Agreement shall continue in full force and effect in accordance with its terms.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                  INTERNATIONAL WIRELESS
                                  COMMUNICATIONS HOLDINGS, INC.


                                   By:
                                       --------------------------------
                                       Name:
                                       Title:

                                   IWC ACQUISITION CORPORATION


                                   By:
                                       --------------------------------
                                       Name:
                                       Title:

                                   RADIO MOVIL DIGITAL AMERICAS, INC.


                                   By:
                                       --------------------------------
                                       Name:
                                       Title:

                                       2